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                                                                    EXHIBIT 4.9

                              CERTIFICATE OF TRUST

                                       OF

                                 USB CAPITAL VII

         THIS CERTIFICATE OF TRUST of USB CAPITAL VII (the "Trust"), dated as of May 8, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (Section) 3801 et seq.).

         1. Name. The name of the business trust being formed hereby is USB Capital VII.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                WILMINGTON TRUST COMPANY
                                 not in its individual capacity but solely as Trustee


                                By:          /s/      Anita Dallago
                                   _____________________________________________
                                Name:                 Anita Dallago
                                Title:                Financial Services Officer


                                             /s/      David M. Moffett
                                ________________________________________________
                                David M. Moffett, not in his individual
                                  capacity but solely as Administrative Trustee


                                             /s/      Daryl N. Bible
                                ________________________________________________
                                Daryl N. Bible, not in his individual
                                  capacity but solely as Administrative Trustee


                                             /s/      Lee R. Mitau
                                ________________________________________________
                                Lee R. Mitau, not in his individual capacity
                                  but solely as Administrative Trustee